                           STOCK PURCHASE AGREEMENT


     Agreement (the "Agreement") made as of the 3rd day of July, 1996 by and among Lifeline Systems (Canada), Inc., an Ontario corporation with its principal office at ___________, Ontario (the "Buyer"), and CareTel, Inc., an Ontario corporation with its principal office at 95 Barber Greene Road, Suite 105, North York, Ontario M3C 3E9 (the "Company"), and the Stockholders listed on Schedule 1
                                                                      ----------
attached hereto (individually, a "Stockholder" and collectively, the "Stockholders"), who own all of the issued and outstanding capital stock of the Company.

                             Preliminary Statement
                             ---------------------

     1. Each of the Stockholders owns the number of the issued and outstanding Class A Shares and Common Shares of the Company set forth opposite his name on
Schedule 1 attached hereto, which shares in the aggregate represent all of the
----------
issued and outstanding shares of capital stock of the Company (other than 2,100 Common Shares held by the Buyer). For purposes of this Agreement, all references to "Shares" shall mean all of the Class A Shares and Common Shares of the Company.

     2. The Buyer desires to purchase, and the Stockholders desire to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.  Purchase and Sale of the Shares.
         -------------------------------

         1.01  Purchase of the Shares from the Stockholders.  Subject to and
               --------------------------------------------
upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), each Stockholder shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Stockholder, all the Shares owned by such Stockholder, as set forth opposite such Stockholder's name on Schedule 1
                                                                      ----------
attached hereto. At the Closing each Stockholder shall deliver to the Buyer certificates evidencing the Shares owned by such Stockholder duly endorsed in blank or with stock powers duly executed by such Stockholder, or Declaration of Loss and Indemnities in favor of the Company in respect of any lost share certificates, in the form of Exhibit 1 attached hereto.
                             ---------

         1.02  Further Assurances.  At any time and from time to time after the
               ------------------
Closing, at the Buyer's request and without further consideration, each of the Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Shares owned by such Stockholder, to assist the Buyer in exercising all rights with respect to the Company and to carry out the purpose and intent of this Agreement.

         1.03  Purchase Price for the Shares.
               -----------------------------

               (a) The purchase price to be paid by the Buyer for the Shares shall be an amount (the "Cash Purchase Price") equal to One Million Three Hundred and Eighty-Five Thousand Canadian Dollars (Cdn $1,385,000), less $600,5421.18, representing the amount of all outstanding shareholders' debentures, bank indebtedness and all other indebtedness of the Company for borrowed money, including all prepayment penalties and accrued interest, if any, payable as a result of the payment in full of such debentures, bank or other indebtedness at the Closing (collectively, but specifically excluding the liability (approximately $40,000) in respect of the marketing services fee payable to Extendicare (Canada) Inc., the "Indebtedness"). The Cash Purchase Price shall be payable in the manner described in paragraphs (b) and (c) of this Subsection 1.03.

               (b) At the Closing, the Buyer shall deliver to Silver, Brown, Sosnovitch, in trust for the Stockholders, an amount equal to the Cash Purchase Price, less $9,083.51, representing twenty-five percent (25%) of the face amount of the Closing Receivables (as defined below), in cash, by cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Stockholders' Representative, for distribution to the Stockholders by Silver, Brown, Sosnovitch in the amounts set forth opposite each such Stockholder's name on Schedule 1 attached hereto. The amount of cash paid
                           ----------
by the Buyer at the Closing shall be further reduced by the Cdn $75,000 deposit paid by the Buyer, which shall be applied against the Cash Purchase Price. For the purposes hereof, "Closing Receivables" shall mean the accounts receivable of the Company as of the Closing Date, as certified in writing to the Buyer by Leonard Wechsler, on behalf of the Stockholders.

               (c) Following the Closing, the Stockholders shall be entitled to additional payments of the Cash Purchase Price solely in accordance with the provisions of this paragraph. Any collections on account of the Closing Receivables shall be for the account of the Company until the Company has collected, on account thereof, an amount equal to seventy-five percent (75%) of the aggregate amount of the Closing Receivables. Thereafter, any collections on the Closing Receivables shall be for the account of the Stockholders, and shall be paid to the Stockholders' Representative for distribution to the Stockholders by the Stockholders' Representative on or before the

15th day of the calendar month following the calendar month in which such amount is received by the Company.

The Company shall have no obligation to make any efforts to collect any of the Accounts Receivable. In the event that any payment received by the Company is remitted by a customer which is indebted under both a Closing Receivable and an account receivable arising out of the sale of inventory or services in the ordinary course of business after the Closing Date (a "New Receivable"), such payments shall first be applied to the Closing Receivable due from such customer and the balance remaining after payment in full of all Closing Receivables due from such customer shall be applied to the New Receivable; provided, however, that (i) with respect to any Closing Receivable being contested or disputed by the payor thereof, no portion of the amount in dispute shall be deemed to have been collected by the Company in respect of the Closing Receivable due from such customer (unless otherwise directed by such customer) until all amounts owed by such customer to the Company for New Receivables have been paid or such dispute has been resolved, whichever occurs first, and (ii) the foregoing priorities shall not apply to sums received by the Company which are specifically identified by the customer as being tendered in payment of a New Receivable.

               (d) Any balance (or overdraft) in the Company's bank account as of June 30, 1996, after reconciliation to the bank statement, shall be for the benefit of (or the obligation of) the Sellers, and payment shall be made by the Company to the Stockholders' Representative, or by the Sellers (jointly and severally) to the Company, as the case may be, within five (5) days of reconciliation. Any cash generated by the Company after June 30, 1996 shall be for the benefit of the Company, and shall not be distributed to the Sellers.

         1.04  Stockholders' Representative.
               ----------------------------

               (a) In order to efficiently administer (i) the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, and (ii) the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyer or the Company pursuant to Section 7 hereof, the Stockholders hereby designate Leonard Wechsler as their representative (the "Stockholders' Representative").

               (b) The Stockholders hereby authorize the Stockholders' Representative (i) to take all action necessary in connection with the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyer or the Company pursuant to

Section 7 hereof, (ii) to give and receive all notices required to be given under the Agreement, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement.

               (c) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, Stockholders holding, prior to the Closing, a majority of the Shares as set forth on Schedule 1 attached hereto shall select another representative
                ----------
to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement.

               (d) All decisions and actions by the Stockholders' Representative, including, without limitation, any agreement between the Stockholders' Representative and the Buyer relating to the defense or settlement of any claims for which the Stockholders may be required to indemnify the Buyer and/or the Company pursuant to Section 7 hereof, shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

               (e) By their execution of this Agreement, the Stockholders agree that:

     (i) the Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to the settlement of any claims for indemnification by the Buyer or the Company pursuant to Section 7 hereof or any other actions required to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Stockholders' Representative;

     (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

     (iii) the provisions of this Subsection 1.04 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

     (iv) remedies available at law for any breach of the provisions of this Subsection 1.04 are inadequate; therefore, the Buyer and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer or the Company brings an action to enforce the provisions of this Subsection 1.04; and

     (v) the provisions of this Subsection 1.04 shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

               (f) All fees and expenses incurred by the Stockholders' Representative shall be paid by the Stockholders.

         1.05  Closing.  The Closing shall take place at the offices of Silver,
               -------
Brown, Sosnovitch at 2:00 p.m., Toronto Time, on July 3, 1996 or at such other place, time or date as may be mutually agreed upon in writing by the parties. The transfer of the Shares by the Stockholders to the Buyer shall be deemed to occur at the time of Closing.

         1.06  Payment of Indebtedness.  At the Closing, the Buyer shall
               -----------------------
contribute or loan to the Company an amount equal to the Indebtedness, and the company shall repay the Indebtedness in full.

     2.  Representations of the Stockholders Regarding the Shares.
         --------------------------------------------------------

         Each Stockholder severally represents and warrants to the Buyer as follows:

               (a) Such Stockholder has good and marketable title to the Shares which are to be transferred to the Buyer by such Stockholder pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever, except as disclosed on Schedule 1 hereto. Schedule 1 attached
                                   ----------         ----------
hereto sets forth a true and correct description of all Shares owned by such Stockholder.

               (b) Such Stockholder has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Buyer at the Closing the Shares to be sold by such Stockholder hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from such Stockholder good and marketable title to such Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

               (c) Such Stockholder is not a party to, subject to or bound by any agreement or other restriction or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Stockholder or the transfer, conveyance and sale of the Shares to be sold by such Stockholder to the Buyer pursuant to the terms hereof.

               (d) Except as set forth in Section 9 hereof, no broker or finder has acted for such Stockholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Stockholder.

     3.  Representations of Leonard Wechsler and the Company Regarding the
         -----------------------------------------------------------------
Company.
-------

         Each of Leonard Wechsler ("Wechsler") and the Company, jointly and severally, represent and warrant to the Buyer that:

         3.01  Organization.  The Company is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of Ontario, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to executed and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. To Wechsler's knowledge, the Company is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the Articles of Incorporation and Bylaws of the Company, as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

         3.02  Capitalization of the Company.
               -----------------------------

               The Company's issued and outstanding capital stock consists of 6,468.75 Class A Shares and 8,531.25 Common Shares, which (other than 2,100 Common Shares held by the Buyer) are held of record and beneficially by the Stockholders as set forth on Schedule 1. All such issued and outstanding
                             ----------
Shares have been and on the Closing Date will be duly and validly issued and are, or will be on such date, fully paid and non-assessable. Except as set forth in Schedule 1 attached hereto, there are not, and on the Closing Date there will
   ----------
not be, outstanding (i) any options, warrants or other rights to purchase from the Company any capital stock of the Company; (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company.

         3.03  Subsidiaries.  The Company has no equity interest in any
               ------------
corporation, partnership, joint venture or any other entity.

         3.04  Authorization.  The execution and delivery by the Company of this
               -------------
Agreement and the agreements provided for herein, and the consummation by the Company of all transactions contemplated hereunder and thereunder by the Company, have been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Company and the Stockholders. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company or any of the Stockholders is a party constitute the valid and legally binding obligations of the Company and the Stockholders, enforceable against them in accordance with their respective terms. The execution, delivery and performance by the Company and the Stockholders of this Agreement and the agreements provided for herein, and the consummation by the Company and the Stockholders of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Company or any of the Stockholders; (b) violate the provisions of the Articles of Incorporation or Bylaws of the Company; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Company is a party or by which the Company or any of its properties is or may be bound. Schedule 3.04 attached hereto sets forth a true, correct and
               -------------
complete list of all consents and approvals of third parties that are required in connection with the consummation by the Company of the transactions contemplated by this Agreement.

         3.05  Financial Statements.
               --------------------

               (a) The Company has previously delivered to the Buyer the unaudited balance sheet of the Company as of March 31, 1996 (the "Current Balance Sheet") and the related statements of income, shareholders' equity, retained earnings and changes in financial condition of the Company for the fiscal year then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently with past practices and have been certified by the Company's chief financial officer. The date of the Current Balance Sheet is hereinafter referred to as the "Balance Sheet Date."

               (b) Except as set forth on Schedule 3.05, the Financial
                                          -------------
Statements fairly present, as of the date thereof, the financial condition, retained earnings, assets and liabilities of the Company and the results of operations of the Company's business for the period indicated. With respect to contracts and commitments for the sale of goods or the provision of services by the Company, the Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonable anticipated material losses and costs and expenses. The amounts shown as accrued for current and deferred income and other taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, provincial and local income taxes, interest, penalties, assessments or deficiencies applicable to the Company, whether disputed or not, for the applicable period then ended and periods prior thereto.

         3.06  Absence of Undisclosed Liabilities.  Except as and to the
               ----------------------------------
extent (a) reflected and reserved against in the Current Balance Sheet, (b) set forth on Schedule 3.06 attached hereto, or (c) incurred in the ordinary course
         -------------
of business after the date of the Current Balance Sheet and not material in amount, either individually or in the aggregate, the Company has no liability or obligation, secured or unsecured, whether accrued, absolute or contingent, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of the Company. The Indebtedness is owed to the persons listed on Schedule 3.06, in the amounts set forth opposite each such person's
          --------------
name listed on Schedule 3.06.
               -------------

         3.07  Litigation.  Except as set forth on Schedule 3.07 attached
               ----------                          -------------
hereto (a) there is no action, suit or proceeding to which the Company is a party (either as a plaintiff or defendant) pending or, to the best knowledge of Wechsler, threatened before any court or governmental agency, authority, body or arbitrator and, to the best knowledge of Wechsler, there is no basis for any such action, suit or proceeding; (b) neither the Company, nor any officer, director or employee of the Company, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Company to take any action of any kind with respect to its business, assets or properties.

         3.08  Insurance.  Schedule 3.08 attached hereto sets forth a true,
               ---------   -------------
correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by the Company and of all life insurance policies maintained on the lives of any of their employees (collectively, the "Insurance Policies") and all claims made under such Insurance Policies since January 1, 1990. The Insurance Policies are in full force and effect and are in amounts of a nature which, to the best of Wechsler's knowledge and belief, are adequate and customary for the Company's business. All premiums due on the Insurance Policies or renewals thereof have been paid, and there is no default under the Insurance Policies. Except as set forth on Schedule 3.08, the Company
                                                     -------------
has no outstanding claims or any dispute with any insurance carrier regarding claims, settlement or premiums and the Company has not failed to give any notice or present any claim under any Insurance Policy in due and timely fashion.

         3.09  Personal Property.  Schedule 3.09 attached hereto sets forth (i)
               -----------------   -------------
a true, correct and complete list of all items of tangible personal property owned by the Company as of the date hereof; or not owned by the Company but in the possession of or used or useful in the business of the Company (collectively, the "Personal Property"). Except as disclosed in Schedule 3.09:
                                                                -------------

               (a) the Company will, upon the payment of the Indebtedness, have good and marketable title to each item of Personal Property free and clear of all liens, leases, encumbrances, claims under bailment and storage agreement, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not due; and

               (b) the Personal Property is in good operating condition and repair, normal wear and tear excepted, is currently used by the Company in the ordinary course of its business and normal maintenance has been consistently performed with respect to the Personal Property.

         3.10  Intangible Property.
               -------------------

               Schedule 3.10 attached hereto sets forth:  (i) a true, correct
               -------------
and complete list of all items of intangible property owned by, or used or useful in connection with the business of, the Company, including, but not limited to, trade secrets, know-how, any other confidential information of the Company; United States, Canadian and foreign patents, trade names, trademarks, trade name and trademark registrations; copyrights and copyright registrations, and applications for any of the foregoing (the "Intangible Property"); and (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which the Company is a party, either as licensee or licensor, with respect to the Intangible Property. Except as otherwise disclosed in
Schedule 3.10:
-------------

               (a) to Wechsler's knowledge, the Company is the sole and exclusive owner of all right, title and interest in and to the Intangible Property and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims;

               (b) to Wechsler's knowledge, the Company has the right and authority to use, and to continue to use after the Closing, the Intangible Property in connection with the conduct of its business in the manner presently conducted, and such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

               (c) there are no outstanding, nor to the best knowledge of Wechsler, any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 3.10 or
                                                            -------------
with respect to infringement by a third party of any of the Intangible Property;

               (d) no officer, director, stockholder or employee of the Company, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Intangible Property; and

               (e) Neither the Company nor Wechsler has any knowledge that any third party is infringing, or will threaten to infringe, upon or otherwise violate any of the Intangible Property in which the Company has ownership rights.

         3.11  Leases.  Schedule 3.11 attached hereto sets forth (a) a true,
               ------   -------------
correct and complete list as of the date hereof of all leases of real property, to which the Company is a party (collectively, the "Leases"). True, correct and complete copies of all Leases and all amendments, modifications and supplemental agreements thereto have previously been delivered by the Stockholders or the Company to the Buyer. The Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder and that such default remains uncured. Except as set forth on Schedule 3.11 no construction, alteration or
                                -------------
other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Company. The Financial Statements contain adequate reserves to provide for the restoration of the property subject to the Leases at the end of the respective Lease terms, to the extent required by the Leases.

         3.12  Real Estate.  The Company owns no real property.
               -----------

         3.13  Inventory.  The inventory of the Company as of the date hereof
               ---------
(the "Inventory") is not materially different in quality or amount than the inventory of the Company reflected on the Current Balance Sheet. The Inventory consists of items of a quality and quantity which are usable or saleable without discount in the ordinary course of the business conducted by the Company. The value of all items of obsolete materials and of materials of below standard quality have been written down to realizable market value and the values at which such inventory is carried reflect the normal Inventory valuation policy of the Company of stating Inventory at the lower of cost or market value in accordance with generally accepted accounting principles.

         3.14  Accounts Receivable.  Schedule 3.14 attached hereto sets forth a
               -------------------   -------------
true, correct and complete list of the accounts and notes receivable of the Company (the "Accounts Receivable"), including the aging thereof as of the date hereof. All Accounts Receivable arose out of the sales of inventory or services in the ordinary course of business and are collectible in the face value thereof in the ordinary course of business using normal collection procedure, net of the reserve for doubtful accounts set forth thereon, which reserve is adequate and was calculated in accordance with generally accepted accounting principles consistently applied.

         3.15  Tax Matters.
               ------------

               (a) Except as set forth on Schedule 3.15 attached hereto:
                                -------------

     (i) Within the times and in the manner prescribed by law, the Company has filed all federal, provincial and local tax returns and all tax returns for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon them which are required to be filed;

     (ii) The Company has paid all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due, including without limitation income, franchise, real estate, sales, value added and withholding taxes and other employee benefits, taxes and imports;

     (iii) To the best knowledge of Wechsler, all tax returns filed by the Company for the taxable years ending March 31, 1993 through March 31, 1996 constitute complete and accurate representations of the respective tax liabilities of the Company for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to their future tax liabilities, including the tax bases of their properties and assets;

     (iv) The Company has not waived or extended any applicable statute of limitations relating to the assessment of federal, provincial, local or foreign taxes; and

     (v) No examinations of the federal, provincial, local or foreign tax returns of the Company is currently in progress nor, to the best knowledge of Wechsler, threatened and no deficiencies have been assessed against the Company as a result of any audit by any taxing authority and no such deficiency has been proposed or threatened.

               (b) Schedule 3.15 attached hereto sets forth those taxable years
                   -------------
for which the tax returns of the Company have been reviewed or audited by any taxing authorities and those tax years for which said tax returns have received clearances or other indications of approval from applicable taxing authorities. To the best knowledge of Wechsler, no issue or issues have been raised in connection with any prior or pending review or audit of said tax returns which Wechsler reasonably believes may be expected to be raised in the future by such taxing authorities in connection with the audit or review of the tax returns of the Company.

               3.16  Books and Records.  The general ledgers and books of
                     -----------------
account of the Company and all tax returns filed by the Company are in all material respects complete and correct and to the best of Wechsler's knowledge have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

               3.17  Contracts and Commitments.
                     -------------------------

                     (a) Schedule 3.17 attached hereto contains a true, complete
                         -------------
and correct list and description of all material agreements or contracts (written or oral) entered into by the Company (the "Contracts"). In addition,
Schedule 3.17 contains a true, complete and correct list of all agreements of
-------------
the Company to provide services to any person not in the area of personal emergency response monitoring services.

                     (b) Except as set forth on Schedule 3.17:
                                                -------------

     (i) each Contract is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and the Company does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

     (ii) the Company has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Company on its part prior to the date hereof, and the Company has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

     (iii) to the best of Wechsler's knowledge, the Company is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

     (iv) to the best knowledge of Wechsler, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

     (v) there are not and, since the Company's inception have not been, any claims of a non-routine nature relating to the Company by customers of the Company and under any warranties, whether express or implied;

     (vi) the Company is not restricted by any Contract from carrying on its business anywhere in the world.

            3.18  Compliance with Agreements and Laws.  To the best of
                  -----------------------------------
Wechsler's knowledge, the Company has all requisite material licenses, permits and certificates, including environmental, health and safety permits, from governmental authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits"). Schedule 3.18 attached hereto sets
                                          -------------
forth a true, correct and complete list of all such Permits. The Company has not violated, and on the date hereof does not violate, in any material respect, any laws, regulations or orders, the enforcement of which would have a material adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of the Company or the reputation of the Buyer.

            3.19  Employee Relations.
                  ------------------

                  (a) To the best of Wechsler's knowledge, the Company is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

                  (b) Except as set forth on Schedule 3.19 attached hereto, the
                                             -------------
Company has no continuing obligation for health, life, medical insurance or other similar fringe benefits to any former employee of the Company.

               (c) Schedule 3.19 sets forth a true, correct and complete list of
                   -------------
the current payroll of the Company, including the job descriptions and salary or wage rates of each of its employees, showing separately for each such person who received an annual salary in excess of $25,000 the maximum amounts paid or payable as salary and, if in excess of $1,000, bonus payments for the fiscal year ended March 31, 1996.

               (d) For purposes of this Subsection 3.19, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the business of the Company.

         3.20  Employee Benefit Plans.
               -----------------------

               (a) Employee Plans.  Schedule 3.20 attached hereto contains a
                   --------------   -------------
true, correct and complete list of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, relating to the Company's employees (the "Employee Plans") and, except as set forth on Schedule 3.20 attached hereto, the
                                              -------------
Company has no obligations relating to employee benefits, contingent or otherwise, past or present, under applicable law or the terms of any Employee Plan.

               (b) Compliance.  To the best of Wechsler's knowledge, with
                   ----------
respect to all Employee Plans, the Company and its affiliates are in compliance with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, applicable to such Employee Plans.

         3.21  Absence of Certain Changes or Events.
               ------------------------------------

               (a) Except as set forth on Schedule 3.21 attached hereto, since
                                          -------------
the Balance Sheet Date, the Company has not entered into any transaction (other than this Agreement) which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, the Company has not:

     (i)    incurred any material obligation or liability for borrowed money;

     (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities reflected in the Current Balance Sheet;

     (iii) mortgaged, pledged or subjected to lien, charge or other encumbrance any of its properties or assets;

     (iv) sold or purchased, assigned or transferred any of its tangible assets or cancelled any debts or claims, except for inventory sold and raw materials purchased in the ordinary course of business;

     (v) made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

     (vi) suffered any losses of personal or real property, whether insured or uninsured, and whether or not in the control of the Company, in excess of Cdn $10,000 in the aggregate, or waived any rights of any value;

     (vii) authorized any declaration or payment of dividends by the Company, or paid any such dividends, or authorized any transfer of assets of any kind whatsoever by the Company to any of its stockholders with respect to any shares of their capital stock;

     (viii) authorized or issued recall notices for any of its products or initiated any safety investigations;

     (ix) received notice of any litigation, warranty claim or products liability claims;

     (x) made any material change in the terms, status or funding condition of any Employee Plan, as defined in Subsection 3.20 hereof;

     (xi) engaged any new employee for a salary in excess of Cdn $50,000 per annum;

     (xii) made, or committed to make, any changes in the compensation payable to any officer, director, employee or agent of the Company, or any bonus payment or similar arrangements made to or with any of such officers, directors, employees or agents;

     (xiii) incurred any capital expenditure in excess of Cdn $10,000 in any instance or Cdn $50,000 in the aggregate;

     (xiv) made any material alteration in the accounting practices of the Company; or

     (xv) suffered any material adverse change in the consolidated results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of the Company.

               (b) The Company has no knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Company.

         3.22  Customers; Subscribers.  Schedule 3.22 attached hereto sets
               ----------------------   -------------
forth a true, correct and complete list of the names and addresses of each customer of the Company as of June 11, 1996. Schedule 3.22 sets forth the total
                                             -------------
number of subscribers of the Company on the date hereof who pay the Company's normal monthly monitoring rate ("paying subscribers"), which number of paying subscribers is not fewer than 2,400.

         3.23  Warranty and Product Liability Claims.  Schedule 3.23 attached
               -------------------------------------   -------------
hereto contains a true, correct and complete list of all warranty and product liability claims of a material nature made against the Company from the date of the Company's inception through the date hereof, the current status of all such claims and the costs of all actions taken in satisfaction of such claims.

         3.24  Prepayments and Deposits.  The aggregate amount of prepayments
               ------------------------
and deposits which have been received by the Company as of the date hereof from customers for products to be shipped after the Closing Date does not exceed $10,000 and for services to be performed after the Closing Date does not exceed $25,000.

         3.25  Indebtedness to and from Officers, Directors and Stockholders.
               -------------------------------------------------------------
Except as set forth on Schedule 3.25 attached hereto, the Company is not
                       -------------
indebted, directly or indirectly, to any person who is an officer, director or stockholder of any of the foregoing entities or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Financial Statements, and no such officer, director, stockholder or affiliate is indebted to the Company except for advances made to employees of the Company in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

         3.26  Banking Facilities.  Schedule 3.26 attached hereto sets forth a
               ------------------   -------------
true, correct and complete list of:

               (a) each bank, savings and loan or similar financial institution in which the Company has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company thereat; and

               (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

         3.27  Powers of Attorney and Suretyships.  Except as set forth on
               ----------------------------------
Schedule 3.27 attached hereto, the Company has no general or special powers of
-------------
attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

         3.28  Conflicts of Interest.  Except as set forth on Schedule 3.28
               ---------------------                          -------------
attached hereto, no officer, director or Stockholder of the Company nor, to the best knowledge of Wechsler, any affiliate of the Company, now has or within the last three (3) years had, either directly or indirectly:

               (a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company, or purchases or during such period purchased from the Company any goods or services, or otherwise does nor during such period did business with the Company; or

               (b) a beneficial interest in any contract, commitment or agreement to which the Company is or was a party or under which the Company is or was obligated or bound or to which its properties may be or may have been subject other than stock options and other contracts, commitments or agreements between the Company and such persons in their capacities as employees, officers or directors of the Company.

         3.29  Regulatory Approvals.  All consents, approvals, authorizations or
               --------------------
other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company and which are necessary for the execution and delivery by the Stockholders and the Company of this Agreement or any documents to be executed and delivered by the Stockholders or the Company in connection herewith are set forth on Schedule 3.29 attached hereto and have
                                     -------------
been, or prior to the Closing Date will be, obtained and satisfied.

         3.30  Disclosure.  The information concerning the Company set forth
               ----------
in this Agreement, the Exhibits and Schedules attached hereto and any document, statement or certificate furnished or to be furnished to the Buyer pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. The Stockholders and the Company have disclosed to the Buyer all material facts pertaining to the transactions contemplated by this Agreement and the Exhibits hereto.

     4.  Representations of the Buyer.
         ----------------------------

         The Buyer represents and warrants to each Stockholder as follows:

         4.01  Organization.  The Buyer is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of Ontario, and Buyer has the power and authority to carry on its business as presently being conducted.

         4.02  Authorization.  The Board of Directors of Buyer has duly
               -------------
authorized the execution and delivery of this Agreement and the other agreements, documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation by Buyer of the transactions contemplated hereby and thereby. No further corporate or other proceedings on the part of Buyer are necessary to authorize this Agreement or the other agreements, documents and instruments to be executed and delivered by Buyer pursuant hereto or the transactions contemplated hereby or thereby.

         4.03  Valid and Binding Agreement.  Buyer has the necessary power and
               ---------------------------
authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by Buyer pursuant hereto, and to carry out the transactions contemplated hereby and thereby. When fully executed and delivered, this Agreement and each of the other agreements, documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms.

         4.04  No Violation.  Neither the execution and delivery of this
               ------------
Agreement or the other agreements, documents and instruments to be executed and delivered by Buyer pursuant hereto nor the consummation by Buyer of the transactions contemplated hereby or thereby (a) will violate any provision of the Articles of Incorporation or By-Laws of Buyer, each as currently in effect, or (b) will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree.

         4.05  Consents; Filings.  No registration or filing with, or consent,
               -----------------
approval, permit, authorization or action by, any third party (including, without limitation, any governmental agency, instrumentality, commission, authority, board or body or other person or entity) is required in connection with the execution and delivery of Buyer of this Agreement or the other agreements, documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation by Buyer of the transactions contemplated hereby or thereby.

         4.06  Brokers.  Buyer is not obligated to pay, nor has Buyer retained
               -------
any broker or finder or other person who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or understanding made by Buyer in connection with the transactions contemplated hereby.

     5.  Conditions to Obligations of the Buyer.
         --------------------------------------

         The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer.

         5.01  Compliance with Covenants and Obligations.  The Stockholders and
               -----------------------------------------
the Company shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

         5.02  Governmental Approvals.  All governmental agencies, department,
               ----------------------
bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Stockholders or the Company of the transactions contemplated by this Agreement and the operation of the business of the Company by the Buyer shall have consented to, authorized, permitted or approved such transactions.

         5.03  Consent of Lenders, Lessors and Other Third Parties.  The
               ---------------------------------------------------
Stockholders and the Company shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Stockholders and the Company to consummate the transactions contemplated by this Agreement.

         5.04  Adverse Proceedings.  No action or proceeding by or before any
               -------------------
court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own the Shares or to own or operate the business of the Company after the Closing.

         5.05  Opinion of Counsel.  The Buyer shall have received an opinion of
               ------------------
Silver Brown Sosnovitch, counsel to the Stockholders and the Company dated as of the Closing Date, in form acceptable to the Buyer.

         5.06  Update.  No material adverse change in the business, prospects,
               ------
operations or condition of the Company or its assets shall have occurred since March 31, 1996.

         5.07  Employment Contracts.  On or prior to the Closing Date, the Buyer
               --------------------
shall have executed the employment agreement with Leonard Wechsler in form acceptable to Wechsler and the Buyer.

         5.08  Subscriber Base.  As of the Closing Date, the Company shall have
               ---------------
not fewer than 2,400 paying subscribers.

         5.09  Closing Deliveries.  The Buyer shall have received at or prior
               ------------------
to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

               (a) the stock certificates representing the Shares duly endorsed in accordance with Subsection 1.01 of this Agreement or Declarations of Loss and Indemnities in favor of the company with respect to any lost certificates (provided that the stock certificates for Ro-Bud Realty Limited shall be delivered to the Buyer not later than July 10, 1996);

               (b) such certificates of the Company's officers and of the Stockholders and such other documents evidencing satisfaction of the conditions specified in this Section 5 as the Buyer shall reasonably request;

               (c) a certificate of status from the Province of Ontario as to the legal existence of the Company in Ontario;

               (d) certificates of the Secretary of the Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 3.01;

               (e) where required by the applicable Lease, estoppel certificates from each lessor from whom the Company leases real or personal property consenting to the acquisition of the Shares by the Buyer and the other transactions contemplated hereby, and representing that there are no outstanding claims against the Company under such Lease;

               (f) appropriate PPSA discharge statements releasing any and all liens on the assets of the Company (other than security interests registered in the name of Extendicare Health Services, Inc. in respect of the Extendicare liability referenced in Section 1.03(a), which will survive the Closing, and security interests registered in the names of the Toronto-Dominion Bank and the Business Development Bank of Canada, which will be discharged following the payment of the Indebtedness).

               (g) certificates of appropriate governmental officials in each province in which the Company is required to qualify to do business as a foreign corporation as to the due qualification of the Company in each such jurisdiction;

               (h) written resignations of all Company officers and all members of the Company's Board of Directors;

               (i) the original corporate minute books of the Company and all corporate seals; and

               (j) a receipt executed by and the Stockholders' Representative.

     6.  Conditions to Obligations of the Stockholders.
         ---------------------------------------------

         The obligations of the Stockholders under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Stockholders' Representative, who shall have the power and authority to bind all of the Stockholders:

         6.01  Compliance with Covenants and Obligations.  The Buyer shall have
               -----------------------------------------
performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

         6.02  Corporate Proceedings. All corporate and other proceedings
               ---------------------
required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

         6.03  Governmental Approvals.  All governmental agencies, departments,
               ----------------------
bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

         6.04  Adverse Proceedings.  No action or proceeding by or before any
               -------------------
court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Stockholders to transfer the Shares.

         6.05  Closing Deliveries.  The Stockholders shall have received at or
               ------------------
prior to the Closing such documents, instruments or certificates as the Stockholder's Representative may reasonably request including, without limitation:

               (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 6 as the Stockholders' Representative shall reasonably request;

               (b) a certificate of status from the Province of Ontario as to the legal existence of the Buyer in Ontario;

               (c) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the Articles of Incorporation and By-Laws of the Company;

               (d) payment of the portion of the Cash Purchase Price required to be paid at the Closing; and

               (e) a receipt executed by the Buyer.

     7.  Indemnification.
         ---------------

         7.01  Indemnification by Wechsler and the Company.
               -------------------------------------------

         (I) Wechsler hereby indemnifies and holds harmless the Buyer and the Company, from and against all claims damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions), net of insurance recoveries (collectively, the "Losses") in connection with each and all of the following (a "Breach of Warranty");

               (a) any material misrepresentation or breach of any representation or warranty made by Wechsler or the Company in this Agreement;

               (b) any material breach of any covenant, agreement or obligation of Wechsler or the Company contained in Section 8 below or any other agreement, instrument or document contemplated by this Agreement;

               (c) any misrepresentation contained in any statement, certificate or schedule furnished by Wechsler or the Company pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

               (d) any understanding of the Closing Receivables for purposes of
Section 1.03 above;

               (e) any tax liabilities or tax obligations of the Company arising on account of the period prior to the Closing Date; and

               (f) any claims against, or liabilities or obligations of, the Company with respect to obligations under Employee Plans arising on account of the period prior to the Closing Date, or any claims by a Stockholder relating to the nature or amount of the consideration paid for the Shares.

*Provided that notwithstanding anything to the contrary herein, this indemnity shall not apply to any matters covered by the indemnities given in Section 7.01(II) by the stockholders other than Wechsler.

         (II) Indemnification by the Stockholders. Each of the Stockholders hereby severally (and not jointly) indemnifies and holds harmless the Buyer and the Company from and against all losses in connection with each and all of the following:

               (a) any misrepresentation or breach of any representation or warranty made by such Stockholder in this Agreement;

               (b) any breach of any covenant, agreement or obligation of such Stockholder contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

               (c) any misrepresentation contained in any statement, certificate or schedule furnished by such Stockholder pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

         7.02  Claims for Indemnification.  Whenever any claim shall arise for
               --------------------------
indemnification under this Section 7, the Buyer or the Company, as the case may be, seeking indemnification (the "Indemnified Party"), shall properly notify Wechsler (in the case of indemnification under Section 7.01(I) above) or the indemnifying

Stockholder (in the case of indemnification under Section 7.01(II) above (in either case, as applicable, the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Subsection 7.03 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party as provided in Subsection 7.03.

         7.03  Defense by the Indemnifying Party.  In connection with any claim
               ---------------------------------
which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at his or its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing his or its obligation to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceedings, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settlement such third party claim in a reasonably prudent manner.

         7.04  Payment of Indemnification Obligation.  Each of the Stockholders
               -------------------------------------
hereby agrees that any claim for indemnification by the Buyer, or the Company (if the Closing occurs), under this Section 7 or under any other provision of this Agreement may, at the option of the Buyer or the Company, as the case may be, be offset against any amount owed to the Stockholders on account of the collection of the Closing Receivables or pursuant to Section 1.03(d). All indemnification by any Indemnifying Party hereunder (to the extent not satisfied in the manner specified in the preceding sentence), and any indemnification by the Company if the Closing does not occur, shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

         7.05  Survival of Representations; Claims for Indemnification.  All
               -------------------------------------------------------
representations and warranties made by Wechsler and the Company in Article 3 of this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby (other than Section 3.01, 3.02, 3.04 and 3.15, which shall survive until the expiration of all applicable statutes of limitations), shall survive the Closing and any investigation at any time made by or on behalf of the Indemnified Party for a period of two years after the Closing Date. All representations and warranties made by the Stockholders in Article 2 of this Agreement shall survive until the expiration of all applicable statute of limitations.

         7.06 Notwithstanding anything contained herein to the contrary, other than in connection with a breach of Section 1.03(d): (i) no Stockholder shall be liable hereunder for any amount greater than the gross proceeds received by him, her or it on account of the sale by such person of shares of stock of the Company to the Buyer, whether pursuant to this Agreement or any other agreement with the Company; and (ii) Wechsler shall not be liable for any claim under
Section 7.01(I) until the aggregate Losses arising thereunder exceed $20,000, in which case Wechsler shall be liable for all such Losses, and not just those exceeding $20,000.

     8.  Post-Closing Agreements.
         -----------------------

         The Stockholders agree that from and after the Closing Date:

         8.01  Proprietary Information.
               -----------------------

               (a) Each of the Stockholders and each of their Affiliates shall hold in confidence and shall use their best efforts to have all officers, directors and personnel who continue after the Closing to be employed by any such Stockholder or any Affiliate thereof to hold in confidence all knowledge and information of a secret or confidential nature with respect to the business of the Company and not to disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Stockholders or their Affiliates. For purpose of this Agreement, an "Affiliate" of a person means a party which is controlling, controlled by, or under common control with, such person.

               (b) If (i) the employment of an officer, director or other employee of a Stockholder or any Affiliate thereof, to whom secret or confidential knowledge or information concerning the business of the Company has been disclosed, is terminated and (ii) such individual is subject to an obligation to maintain such knowledge or information in confidence after such termination, the Stockholders shall, upon request by the Buyer, take all reasonable steps at their expense to enforce such confidentiality obligation in the event of an actual or threatened breach thereof. Any legal counsel retained by any such Stockholder in connection with any such enforcement or attempted enforcement shall be selected by such Stockholder, but shall be subject to the approval of the Buyer, which approval shall not be unreasonably withheld.

               (c) Each Stockholder agrees that the remedy at law for any breach of this Subsection 8 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 8.01.

         8.02  No Solicitation or Hiring of Former Employees.  Except as
               ---------------------------------------------
provided by law, for a period of six years after the Closing Date, no Stockholder nor any Affiliate (as defined in Section 8.01 above) thereof shall
(a) solicit any person who was an employee of the Company on the date hereof or the Closing Date to terminate his employment with the Buyer or any Affiliate thereof or while employed by the Buyer or any Affiliate of the Buyer, to provide services to such Stockholder or Affiliate thereof, or (b) hire any person who was an employee of the Company on the date hereof or on the Closing Date and, within three months before such hiring, was an employee of the Buyer or any Affiliate thereof.

         8.03  Non-Competition Agreement.
               -------------------------

               (a) For a period of six years after the Closing Date, no Stockholder nor any Affiliate thereof shall, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), except as an officer or employee of the Company, develop, manufacture, market or sell any product or service which competes with the present business of the Company, Lifeline Systems, Inc. or the Buyer, which is the business of selling, renting, installing, monitoring and servicing personal and medical emergency response services and systems, in the United States or Canada or any other country in which the Company conducted its business during the two years prior to the Closing Date. It is acknowledged that this covenant is not intended to restrict those Stockholders who, as of the date hereof, provide consulting services to health care institutions and/or community service organizations which may also be provided personal emergency response services in a manner which is incidental to such institution's or organization's main activities, from continuing to provide such consulting services.

               (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Subsection 8.03 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Stockholders agree that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

     9.  Brokers; For the Stockholders and the Company.  Each of the
         ---------------------------------------------
Stockholders and the Company represent and warrant that no person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Stockholders jointly and severally agree to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Stockholders or the Company.

     10. Brokers; For the Buyer.  The Buyer agrees to pay all fees, expenses and
         ----------------------
compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Buyer agrees to indemnify and hold harmless the Stockholders against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

     11. Notices.
         -------

         Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, facsimile transmission, Federal Express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

         To the Buyer:

                      Lifeline Systems (Canada), Inc.
                      c/o Ronald Feinstein
                      President and Chief Executive Officer
                      Lifeline Systems, Inc.
                      640 Memorial Drive
                      Cambridge, MA  USA 02139
                      (Fax) 617-679-1386

         With a copy to:

                      Jeffrey A. Stein, Esq.
                      Hale and Dorr
                      60 State Street
                      Boston, MA USA  02109
                      (Fax) 617-526-5000

         To the Stockholders:

                      c/o Leonard Wechsler
                      c/o Lifeline Systems (Canada), Inc.
                      95 Barber Greene Road
                      North York Ontario
                      MC 3E9
                      Canada
                      (Fax) 416-445-1208

         With a copy to:

                      Michael N. Silver
                      Silver Brown Sosnovitch
                      BCE Place
                      Bay Wellington Tower
                      181 Bay Street
                      9th Floor, P.O. Box 777
                      Toronto, Ontario M5J 2T3 Canada

                      (Fax) 416-368-6068

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or on the date of transmission if sent by facsimile transmission during regular business hours (or the next business day if sent by facsimile after regular business hours), or (b) three business days after being sent, if sent by registered or certified mail.

     12. Successors and Assigns.
         ----------------------

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Stockholders and the Company, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or Affiliate of the Buyer. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer, the Stockholders or the Company from any obligation or liability under this Agreement.

     13. Entire Agreement; Amendments; Attachments.
         -----------------------------------------

         (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer, by the consent of its Board of Directors or officers authorized by such Board, and the Stockholders holding a majority of the Shares (who shall have the authority to bind all of the Stockholders) may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and such majority of the Stockholders.

         (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     14. Severability.
         ------------

         Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceably, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     15. Investigation of the Parties.
         ----------------------------

         All representations and warranties contained herein which are made to the best knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

     16. Expenses.
         --------

         Except as otherwise expressly provided herein, the Buyer, on the one hand, and the Stockholders, jointly and severally, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. In no event will any of the fees or expresses incurred in connection with this transaction by the Stockholders or the Stockholders' Representative, including, without limitation, the fees and expenses of counsel to the Stockholders, be billed to or paid by the Company. Each Stockholder shall be responsible for payment of all sales or transfer taxes arising out of the conveyance of the Shares owned by such Stockholder.

     17. Legal Fees.
         ----------

         In the event that legal proceedings are commenced by the Buyer against the Stockholders (or the Company, if the transactions contemplated hereby are not consummated), or by the Stockholders against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

     18. Governing Law.
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada.

     19. Section Headings.
         ----------------

         The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     20. Counterparts.
         ------------

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


(Corporate Seal)                             BUYER

ATTEST:                                      Lifeline Systems (Canada, Inc.


                                             By:________________________________
                                                  Title:

Secretary

(Corporate Seal)                             COMPANY:

ATTEST:                                      CareTel, Inc.

                                             By:_______________________________
Secretary                                         Title:


                                             VALERIE FINE, in Trust

                                             ___________________________________

                                             Address: __________________________

                                             ___________________________________

                                             LESLIE M. KLEIN

                                             ___________________________________

                                             Address: __________________________

                                             ___________________________________

                                             RO-BUD REALTY LIMITED, in Trust

                                             __________________________________

                                             Address: __________________________

                                             ___________________________________

                                             WISHES INVESTMENTS LIMITED

                                             ___________________________________

                                             Address: __________________________

                                             ___________________________________

                                             MARK HUNDERT

                                             __________________________________

                                             Address: __________________________

                                             ___________________________________

                                             SAM RUTH & ASSOCIATES LIMITED

                                             ___________________________________

                                             Address: __________________________

                                             ___________________________________

                                             EARL BERGER INC.

                                             ___________________________________

                                             Address: __________________________

                                             ___________________________________

                                             GERALD A. BERGER LTD.

                                             ___________________________________

                                             Address: __________________________

                                             ___________________________________

                                             DOROTHY JOY LTD.

                                             ___________________________________

                                             Address: __________________________

                                             ___________________________________

                                             LEONARD WECHSLER

                                             ___________________________________


                                             Address: __________________________

                                             ___________________________________